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As filed with the Securities and Exchange Commission on September 11, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUANEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	38-1872178 (I.R.S. Employer Identification No.)

1900 West Loop South, Suite 1500 Houston, Texas (Address of Principal Executive Offices)	77027 (Zip Code)

Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan
(Full title of the plan)

Terry M. Murphy
Quanex Corporation
1900 West Loop South, Suite 1500
Houston, Texas 77027
(Name and address of agent for service)

(713) 855-8000
(Telephone number, including area code, of agent for service)

With Copy to:
 Fulbright & Jaworski L.L.P.
2200 Ross Avenue, Suite 2800
Dallas, Texas 75201-9975
(214) 855-8000
Attention: Harva R. Dockery

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock $.50 par value	1,200,000 shares(1)	$33.085	$39,702,000	$3,211.90

Rights to purchase Series A Junior Participating Preferred Stock	1,200,000(1)	—	—	—

(1)
Represents additional shares and accompanying Rights registered for purchase under the Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan (the "Plan"). The number of shares and accompanying Rights registered hereunder does not include the 750,000 shares registered under that certain Registration Statement on Form S-8, Reg. No. 333-18267, filed with the Commission on December 18, 1996, or the 600,000 shares registered under that certain Registration Statement on Form S-8, Reg. No. 333-45624, filed with the Commission on September 12, 2000.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 and based upon the average of the high and low sales price of a share of Common Stock on the New York Stock Exchange on September 9, 2003.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

This Registration Statement registers additional securities of the same class as other securities for which registration statements on this Form (Registration No. 333-18267 and 333-45624, the "Earlier Registration Statements") relating to the Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan (the "Plan") are effective. Pursuant to Instruction E to Form S-8, the contents of the Earlier Registration Statements are incorporated herein by reference.

Item 8. Exhibits

4.1	Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, filed as Exhibit 10.19 of the Registrant's Annual Report on Form 10-K for the year ended October 31, 1996, and incorporated herein by reference.
4.2
Amendment to Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, dated December 1997, filed as Exhibit 10.26 of the Registrant's Annual Report on Form 10-K for the year ended October 31, 1999, and incorporated herein by reference.
4.3
Amendment to Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, dated December 9, 1999, filed as Exhibit 10.27 of the Registrant's Annual Report on Form 10-K for the year ended October 31, 1999, and incorporated herein by reference.
4.4
Amendment to Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, effective February 23, 2000, filed as Exhibit 10.2 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2000, and incorporated herein by reference.
4.5
Amendment to Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, effective February 26, 2003, filed as Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2003, and incorporated herein by reference.
5.1	Opinion of Fulbright & Jaworski L.L.P.
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1	Powers of Attorney from certain members of the Board of Directors of the Registrant (contained on pages II-2 and II-3).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 11, 2003.

QUANEX CORPORATION
By:	/s/ TERRY M. MURPHY Terry M. Murphy Vice President—Finance and Chief Financial Officer

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Raymond A. Jean, Terry M. Murphy and Ricardo Arredondo, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statement filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with the applicable state security laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intends and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ RAYMOND A. JEAN Raymond A. Jean	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	September 11, 2003
/s/ TERRY M. MURPHY Terry M. Murphy	Vice President — Finance and Chief Financial Officer (Principal Financial Officer)	September 11, 2003
/s/ RICARDO ARREDONDO Ricardo Arredondo	Vice President — Corporate Controller (Principal Accounting Officer)	September 11, 2003

/s/ DONALD G. BARGER Donald G. Barger	Director	September 11, 2003

/s/ SUSAN F. DAVIS Susan F. Davis	Director	September 11, 2003
/s/ RUSSELL M. FLAUM Russell M. Flaum	Director	September 11, 2003
/s/ MICHAEL J. SEBASTIAN Michael J. Sebastian	Director	September 11, 2003
/s/ VINCENT R. SCORSONE Vincent R. Scorsone	Director	September 11, 2003
/s/ JOSEPH J. ROSS Joseph J. Ross	Director	September 11, 2003

INDEX TO EXHIBITS

4.1	Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, filed as Exhibit 10.19 of the Registrant's Annual Report on Form 10-K for the year ended October 31, 1996, and incorporated herein by reference.
4.2
Amendment to Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, dated December 1997, filed as Exhibit 10.26 of the Registrant's Annual Report on Form 10-K for the year ended October 31, 1999, and incorporated herein by reference.
4.3
Amendment to Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, dated December 9, 1999, filed as Exhibit 10.27 of the Registrant's Annual Report on Form 10-K for the year ended October 31, 1999, and incorporated herein by reference.
4.4
Amendment to Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, effective February 23, 2000, filed as Exhibit 10.2 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2000, and incorporated herein by reference.
4.5
Amendment to Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, effective February 26, 2003, filed as Exhibit 10.1 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2003, and incorporated herein by reference.
5.1	Opinion of Fulbright & Jaworski L.L.P.
23.1	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
23.2	Consent of Deloitte & Touche LLP.
24.1	Powers of Attorney from certain members of the Board of Directors of the Registrant (contained on pages II-2 and II-3).

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PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS